Exhibit 99.1

Exela Technologies, Inc. Reports First Quarter 2021 Results

May 04, 2021 08:30 ET | Source: Exela Technologies, Inc.

Revenue of $300.1 million and Adjusted EBITDA of $46.5 million
Reiterates 2021 Financial Guidance
SMB business showing robust growth
Conference Call Scheduled for May 4, 2021 at 11:00 AM ET

First Quarter 2021 Highlights:

•	Revenue of $300.1 million, a decline of 17.9% from Q1 2020

•	Gross profit(1) margin of 22.5%, an increase of 250 basis points from Q1 2020 and 370 basis points from Q4 2020

•	Operating income of $4.3 million, compared with operating loss of $2.2 million in Q1 2020

•	Net loss of $39.2 million, compared with a loss of $12.7 million in Q1 2020

•	EBITDA(2) of $23.5 million, compared with $54.6 million in Q1 2020

•	Adjusted EBITDA(3) of $46.5 million, an increase of 4.7% from $44.4 million in Q1 2020

•	Recently launched SMB business showing robust growth QoQ – DMR customers grew 117% and DrySign users grew 170%

•	First cloud hosted deployment of PCH Global platform with a major insurer for a $90 million, 10 year licensing agreement

•	Operating leverage improvement continues with 25% of the announced reduction in facilities completed as part of a multi-year plan

•	Automation led efficiencies reduced employee count to 18,400 as of March 31, 2021 from 19,000 as of December 31, 2020

•	Expanding financial flexibility with $26.8 million in gross proceeds(4) raised in an equity offering

IRVING, Texas, May 04, 2021 (GLOBE NEWSWIRE) -- Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), a location-agnostic global business process automation (“BPA”) leader, announced today its financial results for the first quarter ended March 31, 2021.

“We are pleased with the strong expansion of both our gross margin and adjusted EBITDA margin in the first quarter, which reflects our ongoing commitment to focus on our core businesses and drive continued operational improvement. We are also impressed with the adoption of the various Digital Assets Group solutions in the SMB and enterprise markets. Based on our first quarter results and the momentum we see in the business, we reiterate our prior 2021 guidance,” said Ronald Cogburn, Chief Executive Officer of Exela.

First Quarter 2021 Financial Highlights

•	Revenue: Revenue for Q1 2021 was $300.1 million, a decline of 17.9% compared to $365.5 million from Q1 2020, primarily due to lower volumes as a result of COVID-19, pruning of transition revenue(5), and strategic asset sales. Revenue for the Information and Transaction Processing Solutions segment was $231.9 million, a decline of 18.4% year-over-year. Healthcare Solutions revenue was $51.1 million, a decrease of 20.2% year-over-year. Legal and Loss Prevention Services revenue was $17.1 million, consistent with the prior year period.

•	Operating income / (loss): Operating income for Q1 2021 was $4.3 million, compared with operating loss of $2.2 million in Q1 2020. The year-over-year improvement in operating income was primarily attributable to lower SG&A and depreciation and amortization expenses.

•	Net Loss: Net Loss for Q1 2021 was $39.2 million, compared with a net loss of $12.7 million in Q1 2020, primarily due to a gain of $35.3 million recognized on the sale of SourceHOV Tax, LLC during Q1 2020. Net loss excluding the gain on sale of SourceHOV Tax improved by 22.1% in the quarter compared to the prior year period.

•	Adjusted EBITDA: Adjusted EBITDA for Q1 2021 was $46.5 million, an increase of 4.7% compared to $44.4 million in Q1 2020. Adjusted EBITDA margin for Q1 2021 was 15.5%, up 334 basis points from 12.1% in Q1 2020. Adjusted EBITDA margin, based on revenue excluding pass through revenue(6), was 19.3% in Q1 2021, an increase of approximately 429 basis points from 15.0% compared to Q1 2020 and an increase of 501 basis points from 14.3% sequentially from Q4 2020.

•	Common Stock: After accounting for the 1:3 reverse split, as of March 31, 2021, there were 59,192,012 total shares of common stock outstanding and an additional 1,215,924 shares of common stock reserved for issuance for our outstanding preferred shares on an as-converted basis.

First Quarter 2021 Business Highlights

Contract and product updates:

•	First cloud hosted deployment of Exela’s PCH Global platform with a major insurer for a $90 million, 10 year licensing agreement

•	Global expansion of the Exchange for Bills and Payments (XBP) into the Americas, Continental Europe and Asia

•	Accelerating demand for WFA and BPM solutions as go to market expands beyond enterprise customers: Recently launched SMB business showing robust growth QoQ – DMR customers grew 117% and DrySign users grew 170% with a strong pipeline of additional solutions.

Operating leverage improvement continues:

•	Real estate: 25% of the announced reduction in facilities already completed as part of a multi-year plan

•	Automation led efficiencies reduced employee count to 18,400 as of March 31, 2021 from 19,000 as of December 31, 2020

•	Exela cloud hosted services expanding with Intelligent Data Processing (IDP) to additional industries; will further enhance WFA initiatives and business continuity globally with faster deployments, greater security and increased autonomy.

Capital Expenditures: Capital expenditures for the first quarter of 2021 were 0.8% of revenue compared to 1.3% of revenue in the first quarter of 2020.

Balance Sheet and Liquidity(7): On March 31, 2021, Exela’s total liquidity was $62 million. Additionally, $53 million of committed facility under the existing Securitization Facility remains undrawn in accordance with its terms. Exela’s total net debt at March 31, 2021 was $1.48 billion (as determined in accordance with the Company's credit agreement).

Expanding financial flexibility: Raised $26.8 million in gross proceeds via an equity offering

On March 18, 2021, Exela completed the sale of 9,731,819 shares of common stock at a price of $2.75 per share and warrants to purchase 9,731,819 shares of common stock at an exercise price of $4.00 per share to equity focused investors. The gross proceeds to Exela from this offering were approximately $26.8 million excluding placement agent fees and other offering expenses.

Exela plans to continue working on expanding its financial flexibility with the objective to improve consolidated cash flows from all activities.

2021 Guidance

•	Revenue range $1.25 billion to $1.39 billion

•	Gross margin of 23% to 25%

•	Adjusted EBITDA margin 16% to 17%

•	Capital expenditures in the range of 1% of revenue

Note: Guidance is based on constant-currency.

Below are the notes referenced above:

(1) – Gross Profit is defined as Revenue less cost of revenue excluding depreciation and amortization.

(2) – EBITDA is a non-GAAP measure. A reconciliation of EBITDA is attached to this release.

(3) – Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release. A reconciliation of Adjusted EBITDA (2021 Guidance) is not available on forward-looking basis without unreasonable efforts due to the impact and timing on future operating results.

(4) – Gross proceeds of $26.8 million from the Equity offering are before any fees and expenses. Please refer to the equity capital raise related press release dated March 15,, 2021 and Form 8-K dated March 19, 2021 for more details.

(5) – Transition revenue includes the exit of contracts and statements of work from certain customers that the Company believes are unpredictable, non-recurring, and were not a strategic fit to its long-term success or unlikely to achieve long-term target margins.
(6) – Pass through revenue is defined as postage and postage handling revenue with either zero or nominal margins. A reconciliation of revenue net of pass through revenue is attached to this release.
(7) – Liquidity is defined per the third amendment to the Company’s credit agreement effective May 15, 2020. At March 31, 2021, total cash and cash equivalents was $22 million (including restricted cash not subject to legal restriction). The Company had $20 million availability under its global credit facilities.

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its first quarter 2021 financial results at 11:00 a.m. ET on May 4, 2021. To access this call, dial 833-255-2831 or +1-412-902-6724 (international). A replay of this conference call will be available through May 1, 2021 at 877-344-7529 or +1-412-317-0088 (international). The replay passcode is 10155612.

Exela invites all investors to ask questions that they would like addressed on the conference call. We ask individual investors to submit questions via email to IR@exelatech.com.

A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.

About Exela

Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. With foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry department solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and public sectors. Through cloud-enabled platforms, built on a configurable stack of automation modules, and over 18,300 employees operating in 23 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Find out more at www.exelatech.com

Follow Exela on Twitter: https://twitter.com/exelatech
Follow Exela on LinkedIn: https://www.linkedin.com/company/11174620/

About Non-GAAP Financial Measures: This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on July 12, 2017 (the “Novitex Business Combination”) and capital markets-based activities). Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Novitex Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team. Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Novitex Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading “Risk Factors” in the Annual Report. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

Investor and/or Media Contacts:
Vincent Kondaveeti
E: vincent.kondaveeti@exelatech.com
T: 929-620-1849

Mary Beth Benjamin
E: IR@exelatech.com
T: 646-277-1216

Source: Exela Technologies, Inc.

Exela Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
As of March 31, 2021 and December 31, 2020
(in thousands of United States dollars except share and per share amounts)
(UNAUDITED)

	March 31,	December 31,
	2021	2020
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$22,055	$68,221
Restricted cash	1,683	2,088
Accounts receivable, net of allowance for doubtful accounts of $5,634 and $5,647, respectively	216,077	206,868
Related party receivables and prepaid expenses	702	711
Inventories, net	14,845	14,314
Prepaid expenses and other current assets	33,429	31,091
Total current assets	288,791	323,293
Property, plant and equipment, net of accumulated depreciation of $192,177 and $193,760, respectively	81,862	87,851
Operating lease right-of-use assets, net	66,743	68,861
Goodwill	359,309	359,781
Intangible assets, net	280,891	292,664
Deferred income tax assets	6,370	6,606
Other noncurrent assets	20,756	18,723
Total assets	$1,104,722	$1,157,779

Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current liabilities
Accounts payable	$73,666	$76,027
Related party payables	124	97
Income tax payable	1,531	2,466
Accrued liabilities	122,080	126,399
Accrued compensation and benefits	62,392	63,467
Accrued interest	24,059	48,769
Customer deposits	17,648	21,277
Deferred revenue	21,182	16,377
Obligation for claim payment	28,222	29,328
Current portion of finance lease liabilities	11,143	12,231
Current portion of operating lease liabilities	17,852	18,349
Current portion of long-term debts	39,713	39,952
Total current liabilities	419,612	454,739
Long-term debt, net of current maturities	1,499,031	1,498,004
Finance lease liabilities, net of current portion	11,401	13,287
Pension liabilities, net	35,335	35,515
Deferred income tax liabilities	9,154	9,569
Long-term income tax liabilities	2,260	2,759
Operating lease liabilities, net of current portion	54,929	56,814
Other long-term liabilities	13,336	13,624
Total liabilities	2,045,058	2,084,311
Commitments and Contingencies (Note 8)

Stockholders' equity (deficit)
Common stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 61,643,718 shares issued and 59,192,012 shares outstanding at March 31, 2021 and 51,693,931 shares issued and 49,242,225 shares outstanding at December 31, 2020	16	15
Preferred stock, par value of $0.0001 per share; 20,000,000 shares authorized; 2,779,369 shares issued and outstanding at March 31, 2021 and 3,290,050 shares issued and outstanding at December, 2020	1	1
Additional paid in capital	471,804	446,739
Less: Common Stock held in treasury, at cost; 2,451,706 shares at March 31, 2021 and December 31, 2020	(10,949)	(10,949)
Equity-based compensation	52,570	52,183
Accumulated deficit	(1,429,238)	(1,390,038)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(7,319)	(7,419)
Unrealized pension actuarial losses, net of tax	(17,221)	(17,064)
Total accumulated other comprehensive loss	(24,540)	(24,483)
Total stockholders' deficit	(940,336)	(926,532)
Total liabilities and stockholders' deficit	$1,104,722	$1,157,779

Exela Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the three months ended March 31, 2021 and 2020
(in thousands of United States dollars except share and per share amounts)
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Revenue	$300,056	$365,451
Cost of revenue (exclusive of depreciation and amortization)	232,587	292,539
Selling, general and administrative expenses (exclusive of depreciation and amortization)	41,885	50,374
Depreciation and amortization	19,599	23,185
Related party expense	1,707	1,551
Operating profit (loss)	4,278	(2,198)
Other expense (income), net:
Interest expense, net	43,131	41,588
Sundry expense, net	213	1,082
Other expense (income), net	152	(34,657)
Net loss before income taxes	(39,218)	(10,211)
Income tax benefit (expense)	18	(2,459)
Net loss	$(39,200)	$(12,670)
Cumulative dividends for Series A Preferred Stock	896	1,440
Net loss attributable to common stockholders	$(38,304)	$(11,230)
Loss per share:
Basic and diluted	$(0.76)	$(0.23)

Exela Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2021 and 2020
(in thousands of United States dollars unless otherwise stated)
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(39,200)	$(12,670)
Adjustments to reconcile net loss
Depreciation and amortization	19,599	23,185
Original issue discount and debt issuance cost amortization	3,840	3,193
Provision for doubtful accounts	50	74
Deferred income tax provision	(297)	(401)
Share-based compensation expense	387	861
Unrealized foreign currency losses	(159)	(936)
Loss (gain) on sale of assets	29	(35,246)
Fair value adjustment for interest rate swap	(125)	845
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	(11,248)	13,476
Prepaid expenses and other assets	(5,895)	(5,678)
Accounts payable and accrued liabilities	(30,787)	(21,420)
Related party payables	37	(568)
Additions to outsource contract costs	(156)	(88)
Net cash used in operating activities	(63,925)	(35,373)

Cash flows from investing activities
Purchase of property, plant and equipment	(1,609)	(3,591)
Additions to internally developed software	(672)	(1,153)
Cash paid for acquisition, net of cash received	-	(3,500)
Proceeds from sale of assets	-	38,222
Net cash provided by (used in) investing activities	(2,281)	29,978

Cash flows from financing activities
Proceeds from issuance of stock	25,065	-
Borrowings under factoring arrangement and Securitization Facilities	32,432	131,591
Principal repayment on borrowings under factoring arrangement and Securitization Facilities	(31,533)	(23,042)
Lease terminations	(16)	(14)
Cash paid for debt issuance costs	-	(2,908)
Principal payments on finance lease obligations	(3,029)	(3,187)
Borrowings from senior secured revolving facility	3,000	29,750
Repayments on senior secured revolving facility	-	(14,000)
Borrowings from other loans	1,959	11,241
Principal repayments on senior secured term loans and other loans	(8,142)	(15,343)
Net cash provided by financing activities	19,736	114,088
Effect of exchange rates on cash	(101)	(216)
Net decrease in cash and cash equivalents	(46,571)	108,477
Cash, restricted cash, and cash equivalents
Beginning of period	70,309	14,099
End of period	$23,738	$122,576

Supplemental cash flow data:
Income tax payments, net of refunds received	$1,510	$623
Interest paid	62,510	61,852
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	220	270
Accrued capital expenditures	1,617	1,565

Exela Technologies
Schedule 1: First Quarter 2021 vs. First Quarter 2020 Financial Performance
(UNAUDITED)

$ in millions	Q1'21	Q1'20	Change ($)
Information and Transaction Processing Solutions	231.9	284.1	(52.2)
Healthcare Solutions	51.1	64.0	(12.9)
Legal and Loss Prevention Services	17.1	17.3	(0.2)
Total Revenue	300.1	365.5	(65.4)

Cost of revenue (exclusive of depreciation and amortization)	232.6	292.5	(60.0)
Gross profit	67.5	72.9	(5.4)
as a % of revenue	22%	20%	2.5%

SG&A	41.9	50.4	(8.5)
Depreciation and amortization	19.6	23.2	(3.6)
Related party expense	1.7	1.6	0.2
Operating (loss) income	4.3	(2.2)	6.5
as a % of revenue	1%	-1%	2.0%

Interest expense, net	43.1	41.6	1.5
Sundry expense (income) & Other income, net	0.4	(33.6)	33.9
Net loss before income taxes	(39.2)	(10.2)	(29.0)
Income tax expense (benefit)	(0.0)	2.5	(2.5)
Net income (loss)	(39.2)	(12.7)	(26.5)
as a % of revenue	-13%	-3%	-9.6%

Depreciation and amortization	19.6	23.2	(3.6)
Interest expense, net	43.1	41.6	1.5
Income tax expense (benefit)	(0.0)	2.5	(2.5)
EBITDA	23.5	54.6	(31.1)
as a % of revenue	8%	15%	-7.1%

EBITDA Adjustments
Gain / loss on derivative instruments	(0.1)	0.8	(1.0)
Non-Cash and Other Charges	13.1	(28.5)	41.6
Transaction and integration costs	4.6	4.4	0.3
Sub-Total (Adj. EBITDA before O&R)	41.1	31.2	9.9
Optimization and restructuring expenses	5.4	13.1	(7.8)
Adjusted EBITDA	46.5	44.4	2.1
as a % of revenue	15.5%	12.1%	3.3%

Exela Technologies
Schedule 2: Reconciliation of Adjusted EBITDA and constant currency revenues

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

Non-GAAP constant currency revenue reconciliation
($ in millions)	Three months ended
	31-Mar-21	31-Mar-20
Revenues, as reported (GAAP)	$300.1	$365.5
Foreign currency exchange impact (1)	(5.1)
Revenues, at constant currency (Non-GAAP)	$294.9	$365.5

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months ended March 31, 2020, to the revenues during the corresponding period in 2021.

Reconciliation of Adjusted EBITDA
	Three months ended
($ in millions)	31-Mar-21	31-Mar-20
Net loss (GAAP)	$(39.2)	$(12.7)
Interest expense	43.1	41.6
Taxes	(0.0)	2.5
Depreciation and amortization	19.6	23.2
EBITDA (Non-GAAP)	$23.5	$54.6
Transaction and integration costs	4.6	4.4
Optimization and restructuring expenses	5.4	13.1
Gain / loss on derivative instruments	(0.1)	0.8
Other Charges	13.1	(28.5)
Adjusted EBITDA (Non-GAAP)	$46.5	$44.4
Foreign currency exchange impact (1)	-
Adjusted EBITDA, at constant currency (Non-GAAP)	$46.5	$44.4

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months March 31, 2020, to the adjusted EBITDA during the corresponding period in 2021.

Schedule 3: Non-GAAP Revenue reconciliation & Adjusted EBITDA margin on Revenue net of pass through

	Three months ended
($ in millions)	31-Mar-21	31-Mar-20
Revenues, as reported (GAAP)	$300.1	$365.5
(-) Postage & postage handling	59.3	69.7
Revenue - Net of pass through (Non-GAAP)	$240.7	$295.7
Revenue growth %	(18.6)%

Adjusted EBITDA (Non-GAAP)	$46.5	$44.4

Adjusted EBITDA margin	19.3%	15.0%